EXHIBIT 10.5
                                 PROMISSORY NOTE

---------------- ------------- -------------- -------------- -------------- --------------- -------------- ------------- -----------
Principal        Loan Date     Maturity       Loan No.       Call           Collateral      Account        Officer       Initials
$2,000,000.00    06-29-1999    06-29-2000                    A100
---------------- ------------- -------------- -------------- -------------- --------------- -------------- ------------- -----------

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
--------------------------------------------------------------------------------

Borrower:  Elcotel, Inc.                  Lender:  NationsBank, N.A.
           6428 Parkland Drive                     P.O. Box 40329
           Sarasota, FL   34243                    Jacksonville, FL   32203-0329

================================================================================

Principal Amount:  $2,000,000.00                    Date of Note:  June 29, 1999

PROMISE TO PAY. Elcotel, Inc., jointly and severally if more than one ("Borrower"), promises to pay to NationsBank, N.A. ("Lender"), or order, in lawfully obtained money of the United States of America, the principal amount of Two Million & 00/100 Dollars ($2,000,000.00) or so much as may be outstanding, together with Interest on the unpaid balance of principal advanced from the date(s) of disbursement until paid in full as set forth herein. The principal amount of this Note may be advanced, paid and readvanced in full or part during the term of this Note provided no event of default or demand for payment exists hereunder.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on June 29, 2000. In addition, Borrower will pay regular monthly payments of accrued unpaid interest beginning July 29, 1999, and all subsequent Interest payments are due on the same day of each month after that. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Payments shall be allocated between principal, interest, costs, fees, if any, at the discretion of Lender. Any payment to be debited from Borrower's designated account will be debited on the scheduled due date; however, if the scheduled due date is on a weekend or holiday, the payment will be debited on the next non-weekend/holiday day.

VARIABLE INTEREST RATE. The Interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Libor Rate (as defined herein) (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each 1 month period. The interest rate shall change on the first Business Banking Day of each Interest Period. For purposes hereof, the following terms shall have the following meanings: (a) "Business Banking Day" shall mean each day other than a Saturday, a Sunday or any holiday on which commercial banks in Jacksonville, Florida are closed for business; (b) "Interest Period" shall mean (I) initially, the period commencing the Date of Note and ending the day immediately preceding the first Interest Rate Change Date or (ii) subsequently, the period commencing any Interest Rate Change Date and ending on the day immediately preceding the next subsequent Interest Rate Change Date; (c) "Interest Rate Change Date" shall mean the first Business Banking Day of each 1 month period; (d) "Libor Rate" shall mean the offered rate for deposits in United States dollars in the London Interbank market for a 1 month period which appears on the Libor Rate Reference Page as of 11:00 a.m. (London time) on the day that is two London Banking Days preceding the first Business Banking Day of each Interest Period. If at least two such rates appear on the applicable Libor Rate Reference Page, the rate will be the arithmetic mean of such offered rates; (e) "Libor Rate Reference Page" shall mean either (i) the Reuters Screen LIBO Page, (ii) the Dow Jones Telerate Page 3750, or (iii) such other nationally recognized source, as from time to time may be used by Lender in its sole discretion as a reference for determining an applicable Libor Rate; (f) "London Banking Day" shall mean each day other than a Saturday, a Sunday or any holiday on which commercial banks in London, England are closed for business. The interest rate to be applied to the unpaid balance of this Note will be a per annum rate of 1.500 percentage points over the index. Lender will tell Borrower the current Index rate upon Borrower's request. NOTICE: Under no circumstances will the effective rate of interest on this Note be more than the maximum rate allowed by applicable law. Upon demand for payment of this Note, the interest rate on this Note to be applied to the unpaid balance of principal, unpaid accrued interest, costs and fees, to be applicable until paid in full, will be highest interest rate permitted by applicable law.

PREPAYMENT. Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $100.00, whichever is greater.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due; (b) Borrower breaks any written promise Borrower has made to Lender, or Borrower fails to perform promptly at the time and strictly in the manner provided in this Note or in any written agreement related to this Note, or in any other written agreement or loan Borrower has with Lender, contingent or absolute, due or to become due, now or hereafter existing; (c) A breach of any term or condition of any security agreement, pledge agreement, mortgage loan agreement or any other agreement related to or securing this Note regardless if said document is executed by Borrower, any guarantor or a third-party not liable for this Note, upon which a cure period, if any, contained in said agreement has expired; (d) suspension, liquidation, sale or transfer of Borrower's business or assets; (e) Any representation, warranty, statement or report made or furnished to Lender by Borrower or on Borrower's behalf is false, or misleading in any material respect; (f) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy of insolvency laws; (g) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender; (h) Failure of Borrower to furnish Lender within thirty (30) days after written request by Lender, current financial statements, including income tax returns, in form satisfactory to Lender or to permit inspection of any of Borrower's books or records; (i) The issuance of any tax levy or lien against Borrower or Borrower's failure to pay, withhold, collect or remit any tax when assessed or due; (j) The filing of formal charges under any federal or state law against Borrower or Borrower's assets which forfeiture is a potential penalty; (k) Any of the events described in this default section occurs with respect to any guarantor of this Note; (l) lender in good faith reasonably deems itself insecure.

06-29-1999                   PROMISSORY NOTE                              Page 2
Loan No.                       (continued)

================================================================================

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest, costs and fees immediately due, without notice, and then Borrower will pay that amount. Upon default, or if this Note is not paid at final maturity, Lender, at its option, may add any unpaid accrued interest, costs and fees to principal and such sum will bear interest therefrom until paid, at the rate provided in this Note but in no event at an effective total interest rate on this Note greater than the rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender the amount of these costs and expenses, which includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not provided by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note shall be governed by and construed in accordance with the laws of the State of Florida.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $15.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. Borrower authorizes Lender, to the extent permitted by applicable law, to charge, withdraw or setoff all sums owing on this Note against any and all the accounts set forth below in the Accounts section without prior demand or notice to Borrower.

ACCOUNTS. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all of Borrower's right, title and Interest In and to, Borrower's deposits, accounts (whether checking, savings, or some other account), or securities now or hereafter In the possession of or on deposit with Lender or subsidiary including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA, Keogh, and trust accounts.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower's accounts may be requested orally or in writing by Borrower or by an Authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either (a) advanced In accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lenders Internal records, including daily computer printouts. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, Including any agreement made In connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (e) Lender in good faith reasonably deems itself insecure under this Note or any other agreement between Lender and Borrower.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Note, as of the date of each disbursement of loan proceeds, and as of the date of any renewal, extension or modification of this Note: (a) Borrower (i) has begun analyzing the operations of Borrower and its subsidiaries and affiliates that could be adversely affected by failure to become Year 2000 compliant: (that is, computer applications, imbedded microchips and other systems will be able to perform date sensitive functions prior to and after December 31, 1999), (ii) has developed a plan for becoming Year 2000 compliant in a timely manner the implementation of which is on schedule in all material respects; and (iii) reasonably believes that it will become Year 2000 compliant for its operations and those of its subsidiaries and affiliates on a timely basis except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower; (b) Borrower reasonably believes any suppliers and vendors that are material to the operations of Borrower or its subsidiaries and affiliates will be Year 2000 compliant for their own computer applications except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower; and (c) Borrower will promptly notify Lender in the event Borrower determines that any computer application which is material to the operations of Borrower, its subsidiaries or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower.

LOAN AGREEMENT. This Note is issued pursuant to the terms and provisions of a certain Business Loan Agreement of even date between Borrower and Lender.

MANDATORY PRINCIPAL PAYMENT. In addition to the principal payment schedule set forth above in the paragraph entitled "Payment," each advance hereunder shall be due and payable on the earlier on (a) immediately upon Borrower's receipt of payment from an account debtor against the corresponding account receivable, or
(b) 180 days after the making of such advance. .

BORROWING BASE AGREEMENT. All advances under this Note shall be subject to the provisions of the Borrowing Base Agreement of even date between Borrower and Lender.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Florida (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All rights, powers, privileges and immunities herein granted to Lender shall extend to its successors and assigns

06-29-1999                  PROMISSORY NOTE                               Page 3
Loan No                       (Continued)

================================================================================

and any other legal holder of this Note. All rights, powers, privileges and immunities of Borrower hereunder may not in any way be assigned, transferred or sold. Lender at any time is authorized to correct patent errors herein. All such parties agree that Lender may renew, modify, substitute, consolidate or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to, acknowledgment or agreement by anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. This Note constitutes the entire understanding and agreement of the parties as to the matters set forth in this Note and supersedes all prior understandings and correspondence, oral or written, with respect to the subject matter hereof. No alteration of or amendment to this Note shall be effective unless given in writing and signed by Lender. Borrower acknowledges that this Note evidences a loan made primarily for business, commercial or agricultural purposes and not primarily for personal, family or household purposes. When this Note becomes due, by default, demand or maturity, Lender may, at its option, demand, sue for, collect, or make any compromise or settlement it deems desirable with reference to any collateral pledged or granted for this Note. Lender shall not be bound to take any steps necessary to preserve any rights in any such collateral against prior parties. Lender shall have no duty with respect to collection or protection of any such collateral or of any income of any such on the collateral as to the preservation of any rights pertaining to any such collateral beyond safe custody. Borrower authorizes Lender to exchange Lender's deposit, credit and borrowing information about Borrower with third parties. Borrower agrees to indemnify and hold Lender harmless against liability for the payment for documentary stamp and Intangible taxes (including Interest and penalties) (if applicable), which may be determined to be payable with respect to this transaction. If this Note is renewed, modified, extended, substituted or consolidated, although Lender is under no duty to do so, Lender may, without Borrower's or any guarantor's consent: (a) advance the maximum amount of principal then available the day prior to said occurrence, (b) deposit said amount in Borrower's account with Lender the day prior to said occurrence,
(c) withdraw said amount from Borrower's account with Lender the day after said occurrence, and (d) apply said amount to the principal amount then outstanding. Said procedures are intended to minimize Borrower's documentary stamp tax and/or Intangible tax liabilities (if applicable), although Borrower will be fully responsible for accrued interest on the amount of principal advanced for said procedure. If this Note represents a renewal, modification, extension, substitution or consolidation of a Note owed to Lender, then Borrower
acknowledges  and  agrees  that  there  are  no  claims,  setoffs,   avoidances,
counterclaims or defenses or rights to claims, setoffs, avoidances, counterclaims or defenses to enforcement of this Note.

JURISDICTION. In connection with any litigation regarding any matter arising out of this document or any subsequent agreement between the parties to this document, each submits to the exclusive jurisdiction of the state and federal courts located in the State of Florida.

JURY WAIVER;  DAMAGES.  THE PARTIES TO THIS DOCUMENT  ACKNOWLEDGE AND AGREE THAT
(1) ANY SUIT, ACTION OR PROCEEDING,WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY ANY PARTY OR ANY SUCCESSOR OR ASSIGN OF ANY SUCH PARTY, ON OR WITH RESPECT TO THIS DOCUMENT OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO, OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY AND EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY; (II) EACH WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; AND (III) THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS DOCUMENT AND LENDER WOULD NOT EXTEND CREDIT IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS DOCUMENT.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

Elcotel, Inc.

By:      /s/ William H. Thopmpson
   -----------------------------------------------
      William H. Thompson,  Senior Vice President

"This instrument is made in connection with an international banking transaction and no Florida Documentary Stamp Tax is due hereon in accordance with Chapter
201.23 )4), F.S.:.

Variable Rate.  Line of  Credit.LASER  PRO, Reg. U.S. Pal.& T.M. Off., Ver. 3.24
(C) 1999 CF1 ProServIces, Inc. All rights reserved. [FL-D20 F3.24a P3.24a ELCOTEL.LN C25.OVL)